Exhibit 99.2
Terms and Conditions of the Sterling Notes
The £600,000,000 5.500% Notes due 2027 (the Notes, which expression shall in these Conditions, unless the context otherwise requires, include any further notes issued pursuant to Condition 12 and forming a single series with the Notes) of AT&T Inc. (the Issuer) are issued subject to and with the benefit of a Fiscal Agency Agreement dated 15th March 2007 (such agreement as amended and/or supplemented and/or restated from time to time, the Fiscal Agency Agreement) made between the Issuer and The Bank of New York as fiscal agent and principal paying agent (the Fiscal Agent) and the other initial paying agents named in the Fiscal Agency Agreement (together with the Fiscal Agent, the Paying Agents).
The statements in these Conditions include summaries of, and are subject to, the detailed provisions of and definitions in the Fiscal Agency Agreement. So long as any of the Notes remain outstanding, copies of the Fiscal Agency Agreement will be available for inspection during normal business hours by the holders of the Notes (the Noteholders) and the holders of the interest coupons appertaining to the Notes (the Couponholders and the Coupons respectively) at the specified office of each of the Paying Agents. The Noteholders and the Couponholders are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Fiscal Agency Agreement applicable to them. References in these Conditions to the Fiscal Agent and the Paying Agents shall include any successor appointed under the Fiscal Agency Agreement.
1. FORM, DENOMINATION AND TITLE
(1) Form and denomination
The Notes are in bearer form, serially numbered, in the denomination of £50,000 with Coupons attached on issue.
(2) Title
Title to the Notes and to the Coupons will pass by delivery.
(3) Holder Absolute Owner
The Issuer and any Paying Agent may (to the fullest extent permitted by applicable laws) deem and treat the holder of any Note or Coupon as the absolute owner for all purposes (whether or not the Note or Coupon shall be overdue and notwithstanding any notice of ownership or writing on the Note or Coupon or any notice of previous loss or theft of the Note or Coupon).
2. STATUS OF THE NOTES
The Notes and the Coupons constitute direct, unconditional and unsecured obligations of the Issuer and rank and will rank pari passu, without any preference among themselves, with all other outstanding unsecured and unsubordinated obligations of the Issuer, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors’ rights.
3. INTEREST
(1) Interest Rate and Interest Payment Dates
The Notes bear interest from and including 15th March 2007 at the rate of 5.500% per annum, payable annually in arrear on 15th March in each year (each an Interest Payment Date). The first payment of interest shall be in respect of the period from and including 15th March 2007 to, but excluding, 15th March 2008, and shall be made on 15th March 2008.
(2) Interest Accrual
Each Note will cease to bear interest from and including its due date for redemption unless, upon due presentation, payment of the principal in respect of the Note is improperly withheld or refused or unless default is otherwise made in respect of payment. In such event, interest will continue to accrue until whichever is the earlier of:
(a)	the date on which all amounts due in respect of such Note have been paid; and
(b)	five days after the date on which the full amount of the moneys payable in respect of such Notes has been received by the Fiscal Agent and notice to that effect has been given to the Noteholders in accordance with Condition 10,

(except to the extent that there is a failure in the subsequent payment to the relevant Noteholders under these Conditions).
(3) Calculation of Broken Interest
When interest is required to be calculated in respect of a period of less than a full year, it shall be calculated on the basis of (a) the actual number of days in the period from and including the date from which interest begins to accrue (the Accrual Date) to, but excluding, the date on which it falls due divided by (b) the actual number of days from and including the Accrual Date to, but excluding, the next following Interest Payment Date.
4. PAYMENTS
(1) Payments in respect of Notes
Payments of principal and interest in respect of each Note will be made against presentation and surrender (or, in the case of part payment only, endorsement) of the Note, except that payments of interest due on an Interest Payment Date will be made against presentation and surrender (or, in the case of part payment only, endorsement) of the relevant Coupon, in each case at the specified office outside the United States of any of the Paying Agents.
(2) Method of Payment
Payments will be made by credit or transfer to a sterling account (or any other account to which sterling maybe credited or transferred) specified by the payee outside the United States or, at the option of the payee, by sterling cheque.
(3) Surrender of Unmatured Coupons
Each Note should be presented for redemption together with all unmatured Coupons relating to it, failing which the amount of any such missing unmatured Coupon (or, in the case of payment not being made in full, that proportion of the amount of such missing unmatured Coupon which the sum of principal so paid bears to the total principal amount due) will be deducted from the sum due for payment. Each amount of principal so deducted will be paid in the manner mentioned above against surrender of the relevant missing Coupon.
(4) Payments subject to Applicable Laws
Payments in respect of principal and interest on Notes are subject in all cases to any fiscal or other laws and regulations applicable in the place of payment, but without prejudice to the provisions of Condition 6.
(5) Payment only on a Presentation Date
A holder shall be entitled to present a Note or Coupon for payment only on a Presentation Date and shall not, except as provided in Condition 3, be entitled to any further interest or other payment if a Presentation Date is after the due date.
“Presentation Date” means a day which is a Business Day in the place of the specified office of the Paying Agent at which the Note or Coupon is presented for payment and (in the case of payment by credit or transfer to a sterling account as referred to above) on which foreign exchange transactions maybe carried out in sterling in London.
In this Condition 4 (5), “Business Day” means, in relation to any place, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in that place.
(6) Initial Paying Agents
The names of the initial Paying Agents and their initial specified offices are set out at the end of these Conditions. The Issuer reserves the right at any time to vary or terminate the appointment of any Paying Agent and to appoint additional or other Paying Agents provided that it will at all times maintain (i) a Fiscal Agent, (ii) at least one Paying Agent (which maybe the Fiscal Agent) having a specified office in a major European city (which, if and so long as the Notes are listed on the London Stock Exchange, shall be in London) and (iii) a Paying Agent with a specified office in a European Union member state that will not be obliged to withhold or deduct tax pursuant to any law implementing European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27th November 2000. Notice of any termination or appointment and of any changes in specified offices given to the Noteholders promptly by the Issuer in accordance with Condition 10.

5. REDEMPTION AND PURCHASE
(1) Redemption at Maturity
Unless previously redeemed, called or purchased and cancelled as provided below, the Issuer will redeem the Notes at their principal amount on 15th March 2027.
(2) Redemption for Taxation Reasons
If (a) as a result of any change in, or amendment to, the laws or regulations of a Relevant Jurisdiction (as defined in Condition 6(2)), or any change in the official interpretation of the laws or regulations of a Relevant Jurisdiction, which change or amendment becomes effective after 15th March 2007 on the next Interest Payment Date the Issuer would be required to pay additional amounts as provided or referred to in Condition 6 and (b) the requirement cannot be avoided by the Issuer taking reasonable measures available to it, the Issuer may at its option, having given not less than 30 nor more than 60 days’ notice to the Noteholders in accordance with Condition 10 (which notice shall be irrevocable), redeem all the Notes, but not some only, at any time at their principal amount together with interest accrued to, but excluding, the date of redemption provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such additional amounts were a payment in respect of the Notes then due. Prior to the publication of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Fiscal Agent a certificate signed by two Executive Officers of the Issuer stating that the requirement referred to in (a) above will apply on the next Interest Payment Date and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred cannot be avoided by the Issuer taking reasonable measures available to it and an opinion of independent legal advisers of recognised international standing to the effect that the Issuer has or will become obliged to pay such additional amounts as a result of the change or amendment, in each case to be held by the Fiscal Agent and made available for viewing at the offices of the Fiscal Agent on request by any Noteholder.
(3) Redemption at the Option of the Issuer
The Issuer may by giving not less than 30 nor more than 60 days’ notice to the Noteholders in accordance with Condition 10 and to the Fiscal Agent, which notice shall be irrevocable, elect to redeem all, but not some only, of the Notes on any specified date, at a price which shall be the higher of the following, together with interest accrued and unpaid up to (but excluding) the date of redemption:
(a) their principal amount; and
(b) the Optional Redemption Price.
For the purposes of this Condition 5(3):
“Optional Redemption Price” means the price, expressed as a percentage (rounded to three decimal places, 0.0005 being rounded upwards), at which the gross redemption yield (as calculated by the Calculation Agent) on the Notes, if they were to be purchased at such price on the third dealing day prior to the date fixed for redemption, would be equal to the gross redemption yield on such dealing day of the Reference Bond on the basis of the middle market price of the Reference Bond prevailing at 11.00 a.m. (Central European time) on such dealing day as determined by the Calculation Agent; and
“Reference Bond” means, in relation to any Optional Redemption Price calculation, at the discretion of the Calculation Agent, a U.K. government bond whose maturity is closest to the maturity of the Notes, or if the Calculation Agent in its discretion considers that such similar bond is not in issue, such other European government bond as the Calculation Agent may, with the advice of three brokers of, and/or market makers in, European government bonds selected by the Calculation Agent, determine to be appropriate for determining the Optional Redemption Price.
(4) Purchases
The Issuer may at any time purchase Notes (provided that all unmatured Coupons appertaining to the Notes are purchased with the Notes) in any manner and at any price. If purchases are made by tender, tenders must be available to all Noteholders alike. The Notes so purchased, while held by or on behalf of the Issuer, shall not entitle the holder to vote at any meetings of the Noteholders and shall not be deemed to be outstanding for the purposes of calculating quorums at meetings of the Noteholders or for the purposes of Condition 11(1).

(5) Cancellations
All Notes which are (a) redeemed or (b) purchased by or on behalf of the Issuer will forthwith be cancelled, together with all relative unmatured Coupons attached to the Notes or surrendered with the Notes, and accordingly may not be reissued or resold.
(6) Notices Final
Upon the expiry of any notice as is referred to in paragraph (2), (3) or (4) above the Issuer shall be bound to redeem the Notes to which the notice refers in accordance with the terms of such paragraph.
6. TAXATION
(1) Payment without Withholding
All payments in respect of the Notes or Coupons by or on behalf of the Issuer shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (Taxes) imposed, collected, withheld, assessed or levied by or on behalf of the Relevant Jurisdiction, unless the withholding or deduction of the Taxes is required by law. In that event, the Issuer will pay such additional amounts to a holder who is a United States Alien as may be necessary in order that the net amounts received by the Noteholders and Couponholders after the withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Notes or, as the case may be, Coupons in the absence of the withholding or deduction; except that no such additional amounts shall be payable in relation to any payment in respect of any Note or Coupon:
(a)	where such withholding or deduction would not have been so imposed but for:
(i)	in the case of payment by the Issuer, the existence of any present or former connection between the holder of the Note or Coupon (or between a fiduciary, settlor, shareholder, beneficiary or member of the holder of the Note or Coupon, if such holder is an estate, a trust, a corporation or a partnership) and the United States, including, without limitation, such holder (or such fiduciary, settlor, shareholder, beneficiary or member) being or having been a citizen or resident or treated as a resident thereof, or being or having been engaged in trade or business or presence therein, or having or having had a permanent establishment therein;

(ii)	in the case of payment by the Issuer, the present or former status of the holder of the Note or Coupon as a personal holding company, a foreign personal holding company, a passive foreign investment company, or a controlled foreign corporation for United States federal income tax purposes or a corporation which accumulates earnings to avoid United States federal income tax;

(iii)	in the case of payment by the Issuer, the past or present or future status of the holder of the Note or Coupon as the actual or constructive owner of 10% or more of either the total combined voting power of all classes of stock of the Issuer entitled to vote if the Issuer was treated as a corporation, or the capital or profits interest in the Issuer, if the Issuer is treated as a partnership for United States federal income tax purposes or as a bank receiving interest described in Section 881(c) (3) (A) of the Code; or

(iv)	the failure by the holder of the Note or Coupon to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United States (in the case of payment by the Issuer) of such holder, if compliance is required by statute or by regulation as a precondition to exemption from such withholding or deduction;
(b)	in the case of payment by the Issuer to any United States Alien, if such person is a fiduciary or partnership or other than the sole beneficial owner of any such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the bearer of such Note. As used herein, “United States Alien” means any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust;
(c)	to the extent that the withholding or deduction is as a result of the imposition of any gift, inheritance, estate, sales, transfer, personal property or any similar tax, assessment or other governmental charge;

(d)	to, or to a third party on behalf of, a holder who is liable for the Taxes in respect of the Note or Coupon by reason of his having any or some present or former connection, including but not limited to fiscal residency, fiscal deemed residency and substantial interest shareholdings, with the Relevant Jurisdiction, other than the mere holding of the Note or Coupon;
(e)	presented for payment more than 30 days after the Relevant Date except to the extent that a holder would have been entitled to additional amounts on presenting the relevant Note or Coupon for payment on the last day of the period of 30 days assuming that day to have been a Presentation Date;
(f)	any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal or of interest on any Note, if such payment can be made without withholding by any other Paying Agent; or
(g)	any combination of (a), (b), (c), (d), (e) and (f).
(2) Interpretation
In these Conditions:
(a)	“Relevant Date” means the date on which the payment first becomes due but, if the full amount of the money payable has not been received by the Fiscal Agent on or before the due date, it means the date which is seven days after the date on which, the full amount of the money having been so received, notice to that effect shall have been duly given to the Noteholders by the Issuer in accordance with Condition 10; and
(b)	“Relevant Jurisdiction” means the State of Delaware and the United States or any political subdivision or any authority thereof or therein having power to tax or any other jurisdiction or any political subdivision or any authority thereof or therein having power to tax to which the Issuer becomes subject in respect of payments made by it of principal and interest on the Notes and Coupons.
(3) Additional Amounts
Any reference in these Conditions to any amounts in respect of the Notes shall be deemed also to refer to any additional amounts which may be payable under this Condition.
7. PRESCRIPTION
Any money that the Issuer deposits with the Fiscal Agent for the payment of principal or any interest on any Note or Coupon that remains unclaimed for two years after the date upon which the principal and interest are due and payable will be repaid to the Issuer upon its request unless otherwise required by mandatory provisions of any applicable unclaimed property law. After that time, unless otherwise required by mandatory provisions of any unclaimed property law, any Noteholder or Couponholder will be able to seek any payment to which that Noteholder or Couponholder may be entitled to collect only from the Issuer.
8. EVENTS OF DEFAULT
The holder of any Note may give notice to the Fiscal Agent that the Note is, and it shall accordingly forthwith become, immediately due and repayable at its principal amount, together with interest accrued to the date of repayment, if any of the following events (Events of Default) shall have occurred and be continuing:
(a)	the Issuer defaults in the payment of interest on the Notes when the same becomes due and payable and the Default continues for a period of 90 days;

(b)	the Issuer defaults in the payment of the principal of the Notes when the same becomes due and payable at maturity, upon redemption or otherwise;

(c)	the Issuer fails to comply with any of its other agreements in the Notes, the Coupons or the Fiscal Agency Agreement and the Default continues for the period and after the notice specified below;

(d)	the Issuer pursuant to or within the meaning of any Bankruptcy Law:
(i)	commences a voluntary case,

(ii)	consents to the entry of an order for relief against it in an involuntary case,

(iii)	consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(iv)	makes a general assignment for the benefit of its creditors; or

(e)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(i)	is for relief against the Issuer in an involuntary case,

(ii)	appoints a Custodian of the Issuer or for all or substantially all of its property, or

(iii)	orders the liquidation of the Issuer, and the order or decree remains unstayed and in effect for 60 days.
In this Condition 8, “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors; and “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
“Default” means any event which is, or after notice or passage of time would be, an Event of Default.
A Default under Condition 8(c) is not an Event of Default until the Noteholders of at least 25% in principal amount of all the outstanding Notes notify the Fiscal Agent of the Default and the Issuer does not cure the Default within 90 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default”.
9. REPLACEMENT OF NOTES AND COUPONS
Should any Note or Coupon be lost, stolen, mutilated, defaced or destroyed it may be replaced at the specified office of the Fiscal Agent, upon payment by the claimant of the expenses incurred in connection with the replacement and on such terms as to evidence and indemnity as the Issuer may reasonably require, provided that the requirement is reasonable in the light of prevailing market practice. Mutilated or defaced Notes or Coupons must be surrendered before replacements will be issued.
10. NOTICES
All notices to the Noteholders will be valid if published in a leading English language daily newspaper published in London or such other English language daily newspaper with general circulation in Europe as the Issuer may decide. It is expected that publication will normally be made in the Financial Times. The Issuer shall also ensure that notices are duly published in a manner which complies with the rules and regulations of any stock exchange on which the Notes are for the time being listed. Any such notice will be deemed to have been given on the date of the first publication or, where required to be published in more than one newspaper, on the date of the first publication in all required newspapers.
Notices to be given by any Noteholder shall be in writing and given by lodging the same, together with the relative Note or Notes, with the Fiscal Agent and will take effect on the date of receipt.
11. MEETINGS OF NOTEHOLDERS AND MODIFICATION
(1) Provisions for Meetings
The Fiscal Agency Agreement contains provisions for convening meetings of the Noteholders to consider any matter affecting their interests, including the modification by Extraordinary Resolution of these Conditions or the provisions of the Fiscal Agency Agreement. The quorum at any meeting for passing an Extraordinary Resolution will be one or more persons present holding or representing more than 50% in principal amount of the Notes for the time being outstanding, or at any adjourned meeting one or more persons present whatever the principal amount of the Notes held or represented by him or them, except that at any meeting the business of which includes the modification of certain of these Conditions the necessary quorum for passing an Extraordinary Resolution will be one or more persons present holding or representing not less than three quarters, or at any adjourned meeting not less than one quarter, of the principal amount of the Notes for the time being outstanding. An Extraordinary Resolution passed at any meeting of the Noteholders will be binding on all Noteholders, whether or not they are present at the meeting, and on all Couponholders; provided that without the consent of each Noteholder or Couponholder affected, an Extraordinary Resolution may not, in relation to such Noteholder’s Note or Couponholder’s Coupon, (a) amend this Condition 11(1); (b) reduce the rate of or change the time for payment of interest on the Notes; (c) reduce the principal of or change the maturity of the Notes; (d) waive a Default in the payment of the principal of or interest on the Notes; or (e) make the Notes payable in currency other than sterling.
(2) Modification
The Fiscal Agent may agree, without the consent of the Noteholders or Couponholders, to any modification of any of these Conditions or any of the provisions of the Fiscal Agency Agreement either (i) for the purpose of curing any ambiguity or of curing, correcting or supplementing any defective provision contained herein or therein or (ii) in any manner which is not materially prejudicial to the interests of the Noteholders. Any modification shall be binding on the Noteholders and the Couponholders and, unless the Fiscal Agent agrees otherwise, any modification shall be notified by the Issuer to the Noteholders as soon as practicable thereafter in accordance with Condition 10.
12. FURTHER ISSUES
The Issuer may from time to time without the consent of the Noteholders or Couponholders create and issue further notes, having terms and conditions the same as those of the Notes, or the same except for the amount of the first payment of interest, which may be consolidated and form a single series with the outstanding Notes.
13. CONSOLIDATION, MERGER OR TRANSFER
The Issuer may not consolidate with, or merge into, or be merged into, or transfer or lease its properties and assets substantially as an entirety to, any person, unless the person is a corporation organized under the laws of the United States, any State thereof or the District of Columbia, the person assumes all the obligations of the Issuer under the Fiscal Agency Agreement, the Notes and the Coupons and, after giving effect thereto, no Default or Event of Default shall have occurred and be continuing. The surviving, transferee or lessee corporation shall be the successor to the Issuer and the Issuer, except in the case of a lease, shall be relieved of all obligations under the Fiscal Agency Agreement and the Notes.
14. GOVERNING LAW AND SUBMISSION TO JURISDICTION
(1) Governing Law
The Fiscal Agency Agreement, the Notes and the Coupons are governed by, and will be construed in accordance with, the laws of the State of New York, giving effect to Section 5-1401 of the General Obligations Law of the State of New York and without regard to any choice of law principles thereof.
(2) Jurisdiction
The Issuer hereby irrevocably agrees for the benefit of the Noteholders and Couponholders that any State or federal courts sitting in the Borough of Manhattan, the City of New York shall have non-exclusive jurisdiction to adjudicate any disputes which may arise out of or in connection with the Note, the Coupons or the Fiscal Agency Agreement and accordingly any legal action or proceedings arising out of or in connection with the Notes, the Coupons or the Fiscal Agency Agreement (Proceedings) may be brought in such courts. The Issuer and the Paying Agents have in the Fiscal Agency Agreement irrevocably submitted to the non-exclusive jurisdiction of such courts and waived any objection which it may now or hereafter have to Proceedings in any such courts whether on the ground of the laying of venue or on the ground that the Proceedings have been brought in an inconvenient form.
(3) Waiver of Jury Trial
The Issuer and the Paying Agents have in the Fiscal Agency Agreement waived, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to the Fiscal Agency Agreement or any Note or Coupon (whether based on contract, tort or any other theory). Each of the Issuer and each of the Paying Agents, therein (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of Proceedings, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties to the Fiscal Agency Agreement have been induced to enter in the Fiscal Agency Agreement by, among other things, the mutual waivers and certifications in this section.
(4) Waiver of Immunity
To the extent that any of the Issuer and the Paying Agents have or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, the Issuer and the Paying Agents have in the Fiscal Agency Agreement irrevocably waived such immunity in respect of their obligations under the Fiscal Agency Agreement or under any Note or Coupon.